Chemical EBITDA - Sensitivity Analysis for 2017
(EBITDA $ in millions)
30
Key factors in model above:
Average ammonia plants on-stream rate of 95%+
Average daily production rates are maintained
Mining sales volumes replaced at El Dorado
EDC ammonia plant and nitric acid plant are up and producing for the entire year
Assumes that a $50 per ton change in ammonia price is equivalent to a $21 per ton change in
UAN price and a $23 per ton change in AN price
$5.00 $4.50 $4.00 $3.50 $3.00
$600 265 $        273 $        282 $        290 $        299 $
$550 238 $        246 $        255 $        263 $        272 $
$500 211 $        219 $        228 $        236 $        245 $
$450 184 $        192 $        201 $        209 $        218 $
$400 157 $        165 $        174 $        182 $        191 $
Natural Gas per Mmbtu
Exhibit 99.1